FOURTH WAIVER AND AMENDMENT
                           ---------------------------

     This FOURTH WAIVER AND AMENDMENT ("Amendment") is made effective the 1st day of June, 2009, by and between CDEX Inc., a Nevada corporation ("Company"), and GEMINI MASTER FUND, LTD., a Cayman Islands company ("Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, pursuant to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of June 25, 2008 by and between the Company and the Holder, on or about such date the Company sold and issued to the Holder (i) a 12% Senior Convertible Note ("Note"), which Note is convertible into shares of common stock of the Company, $0.005 par value per share ("Common Stock"), and
(ii) a Common Stock Purchase Warrant to purchase up to 2,717,391 shares of Common Stock ("Warrant");

          WHEREAS, by agreements dated December 18, 2008 and February 1 and May 1, 2009, entitled Waiver and Amendment ("First Amendment"), Second Waiver and Amendment ("Second Amendment") and Third Waiver and Amendment ("Third Amendment"), respectively, the Transaction Documents were amended; capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the Note, the Warrant, the First Amendment, the Second Amendment, or the Third Amendment as the case may be: and

          WHEREAS, the Company wishes to extend the Extended Waiver Period without the anti-dilution adjustments applying as set forth in the Transaction Documents in certain circumstances and to delay payments to Holder for interest and Monthly Redemption Amounts due on and from June 1, 2009 through and including October 1, 2009 under the Note and subsequent amendments until October 1, 2009.

          NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subsequent Issuance Waivers--Common Stock Issuances. Notwithstanding anything contained in the Transaction Documents, including the First, Second and Third Amendments thereto, the Extended Waiver Period defined in the Second Amendment is hereby extended until October 1, 2009.

     2. January, February, March, April, May, June and July Monthly Redemption. The Holder hereby agrees that the Company, at its option, may delay payment of the interest and Monthly Redemption Amounts which have not previously been converted to Common Stock due on June 1, 2009, July 1, 2009, August 1, 2009 and September 1, 2009 until October 1, 2009 (in which case on October 1, 2009 the Company shall pay the Monthly Redemption Amounts due on June 1, 2009 and the payments due on July 1, August 1, September 1 and October 1, 2009, i.e., a total of $517,984.00, consisting of $447,240.42 principal and $70,743.58 interest accruing under the Note from March 16, 2009 through October 1, 2009). The Holder at its option may at any time and from time to time convert any or all of said $517,984.00 in principal and interest under the Note into Common Stock of the

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Company at a conversion price equal to $0.10 per share. The Company shall give the Holder at least 5 days prior written notice of any early payment of any portion of such amount, in which case such amount elected to be prepaid shall be due and payable on such early payment date elected.

     3. Exercise Price Reduction. In consideration for the waivers and extensions granted by the Holder herein, the Exercise Price under the Warrant is hereby reduced to $0.15 effective as of the date hereof. Promptly following the date hereof the Company shall replace the existing Warrant with a new Warrant identical in all respects except with the reduction of the Exercise Price as set forth herein.

     4. Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended ("Securities Act"), the holding period for the shares of Common Stock issuable upon conversion or cashless exercise of, or otherwise pursuant to, the Note and/or Warrant, shall have commenced on June 25, 2008 (the date of original issuance of the Note and the Warrant), notwithstanding this Amendment. Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly cause the registration of all such underlying shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Note and/or Warrant). In connection with any registration of shares of Common Stock pursuant to this Section, the Company and the Holder shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

     5. Disclosure. To the extent the transactions contemplated by this Amendment constitute material non-public information concerning the Company or are otherwise required to be publicly disclosed under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the Company shall, within three (3) business days following the date hereof, issue a press release and/or Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby.

     6. Miscellaneous.

          (a) Full Force and Effect. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Note, the Warrant, the First Amendment, the Second Amendment, the Third Amendment and the other agreements and transactions contemplated thereby ("Transaction Documents") shall remain in full force and effect. Except for the waiver and modifications contained herein, this Amendment shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Transaction Documents, under any law, in equity or otherwise, and such modifications shall not constitute a waiver or modification of any other provision of the Transaction Documents nor a waiver or modification of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Holder.

          (b) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

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          (c) Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment may be executed by facsimile or by email of a digital image format or portable document format of the signature page hereto.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective the date first written above.

                                    CDEX INC.

                                    By:
                                    --------------------------------------------
                                    Name:  Malcolm H. Philips, Jr.
                                    Title: CEO
                                    Date:  June 5, 2009


                                    GEMINI MASTER FUND, LTD.
                                    By:    GEMINI STRATEGIES, LLC,
                                           as investment manager


                                           By:
                                    --------------------------------------------
                                           Name:  Steven Winters
                                           Title: President
                                           Date:  June 5, 2009



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